Freedom Acquisition Holdings, Inc. Announces Expected Transfer of Listing
to NYSE Under the Symbol GLG
     NEW YORK, NY; October 23, 2007 — Freedom Acquisition Holdings, Inc. (AMEX: FRH) (AMEX: FRH.U)(AMEX: FRH.WS) (“Freedom”) today announced that it has been approved to submit an application to list its common stock, warrants and units, and expects to begin trading, on the New York Stock Exchange on or about November 5, 2007, under the symbols GLG, GLG WS and GLG.U, respectively. The company’s common stock, warrants and units are expected to continue trading on the American Stock Exchange under the symbols FRH, FRH.WS and FRH.U, respectively, through November 2, 2007. The expected transfer of Freedom’s listing and change in symbol are in connection with the proposed acquisition of GLG Partners LP and certain affiliated entities by Freedom and certain of its wholly-owned subsidiaries, which is subject to certain conditions to completion, including the approval of Freedom’s stockholders at a special meeting to be held on October 31, 2007, receipt of financing for the acquisition transaction and all other conditions to closing. In connection with the acquisition transaction, Freedom will change its name to GLG Partners, Inc.
About GLG
     GLG, the largest independent alternative asset manager in Europe and one of the largest in the world, offers its base of long-standing prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving client’s capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service. As of June 30, 2007, GLG had gross assets under management of over $21 billion.
About Freedom
     Freedom is a blank check company incorporated in Delaware in 2006 to effect a merger, stock exchange, asset acquisition, reorganization or similar business combination with an operating business or businesses which it believes has significant growth potential. Freedom consummated its initial public offering on December 28, 2006.
Forward-looking Statements
     This press release contains statements relating to future results of GLG and Freedom that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market conditions for GLG managed investment funds; performance of GLG managed investment funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, the use of derivatives, interest rates and currency fluctuations; costs related to the proposed acquisition; failure to obtain the required approvals of stockholders of Freedom for the proposed acquisition transaction; risks that the closing of the transaction is substantially delayed or that the transaction does not close; the successful combination of Freedom with GLG’s business; Freedom’s inability to obtain additional financing to complete the acquisition transaction; and the limited liquidity and trading of Freedom securities. Additional information on these and other factors that may cause actual results and GLG’s and Freedom’s performance to differ materially is included in the Freedom’s filings with the SEC, including but not limited to Freedom’s Form 10-K for the year ended December 31, 2006, subsequent Forms 10-Q and definitive proxy statement with respect to the Special Meeting filed on October 11, 2007. Copies may be obtained by contacting Freedom or on the SEC Internet site (www.sec.gov). Freedom and GLG caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Freedom and GLG undertake no obligation to release publicly any updates or revisions to any forward-looking statements, whether as a result of changes in expectations, events, conditions or circumstances on which any such statement is based, new information, future events or otherwise, except as required by law.
Additional Information and Where to Find It
     Freedom Acquisition Holdings, Inc. (“Freedom”) has mailed a definitive proxy statement in connection with the proposed acquisition of GLG Partners LP and its affiliated entities (collectively, “GLG”) to Freedom stockholders. The definitive proxy statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 11, 2007. Stockholders of Freedom and other interested persons are advised to read the definitive proxy statement and any other relevant documents in connection with Freedom’s solicitation of proxies for the special meeting to be held to approve the proposed acquisition because these documents contain important information about GLG, Freedom and the proposed acquisition. Stockholders may obtain a copy of the definitive proxy statement, without charge, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Freedom Acquisition Holdings, Inc., 1114 Avenue of the Americas, 41st floor, New York, New York 10036, telephone (212) 380-2230.
     Freedom and its directors and officers may be deemed participants in the solicitation of proxies from Freedom’s stockholders. a list of the names of those directors and officers and descriptions of their interests in Freedom is contained in the definitive proxy statement. Freedom’s stockholders may obtain additional information about the interests of its directors and officers in the proposed acquisition by reading the definitive proxy statement.
Contacts:
Investors/analysts:

GLG:	Simon White Chief Financial Officer +44 (0)20 7016 7000 simon.white@glgpartners.com

Michael Hodes Acting Director of Investor Relations + 1 212 224 7223 michael.hodes@glgpartners.com

Freedom (in the US):	Martin E. Franklin Chairman + 1 914 967 9400

Freedom (in Europe):	Nicolas Berggruen President and CEO + 44 (0)20 7861 0985

Media:

Finsbury:	Rupert Younger/Amanda Lee
+44 (0)20 7251 3801 rupert.younger@finsbury.com amanda.lee@finsbury.com

Andy Merrill + 1 212 303 7600 andy.merrill@finsbury.com